As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	34-0676895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

660 Beta Drive

Mayfield Village, OH 44143

(Address of Principal Executive Offices) (Zip Code)

Preformed Line Products Company 2016 Incentive Plan

(Full title of the plan)

Robert G. Ruhlman

President and Chief Executive Officer

Preformed Line Products Company

660 Beta Drive

Mayfield Village, OH 44143

(Name and address of agent for service)

(440) 461-5200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, $2 par value
2016 Incentive Plan	1,000,000	$43.71	$43,710,000	$5,066

(1)	Represents the maximum number of shares of the registrant’s Common Shares available for issuance pursuant to the Preformed Line Products Company 2016 Incentive Plan (the “Plan”).
(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)

This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Shares on The Nasdaq Global Select Market as of a date (October 31, 2016) within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1) The Registrant’s Annual Report on Form 10-K filed with the Commission on March 11, 2016 (File No. 000-31164);

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, June 30, 2016 and September 30, 2016 (File No. 000-31164);

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on March 4, 2016, May 6, 2016, May 10, 2016, August 23, 2016, August 23, 2016, September 12, 2016 and November 4, 2016 (other than Items 2.02 and 9.01 contained therein, which have been furnished, but not filed, with the Commission) (File No. 000-31164); and

(4) The description of the Registrant’s Common Shares contained on the Registrant’s Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3 to the Form 10 (File No. 000-31164).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Ohio Revised Code (the “Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Code.

The Registrant’s Amended and Restated Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was an officer or director of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the officer or director is entitled to indemnification. The Amended and Restated Code of Regulations authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against them in such capacity or arising out of their status as such, whether or not the Registrant would have power to indemnify such officer, employee or agent against such liability under the provisions of the Amended and Restated Code of Regulations.

The Registrant maintains a directors’ and officers’ insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation. [1]

4.2	Amended and Restated Code of Regulations of Preformed Line Products Company. [1]

4.3	Description of Specimen Share Certificate. [1]

5.1	Opinion of Baker & Hostetler LLP.

10.1

Preformed Line Products Company 2016 Incentive Plan (previously filed as Appendix A to the Registrant’s Proxy Statement for its 2016 Annual Meeting, Schedule 14A (File No. 000-31164), filed on March 17, 2016 and incorporated herein by reference).

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on the signature page).

[1]	Incorporated by reference from the Company’s Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Village, State of Ohio, on November 4, 2016.

Preformed Line Products Company

By:	/s/ Robert G. Ruhlman
Name:	Robert G. Ruhlman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Preformed Line Products Company, hereby severally constitute and appoint Robert J. Ruhlman, Eric R. Graef, and Caroline S. Vaccariello, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Robert G. Ruhlman Robert G. Ruhlman	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2016

/s/ Eric R. Graef Eric R. Graef	Chief Financial Officer, Vice President – Finance and Treasurer (Principal Financial and Accounting Officer)	November 4, 2016

/s/ Glenn Corlett Glenn Corlett	Director	November 4, 2016

/s/ Michael Gibbons Michael Gibbons	Director	November 4, 2016

/s/ R. Steven Kestner R. Steven Kestner	Director	November 4, 2016

/s/ J. Ryan Ruhlman J. Ryan Ruhlman	Director	November 4, 2016

/s/ Maegan A. Ruhlman Maegan A. Ruhlman	Director	November 4, 2016

/s/ Richard R. Gascoigne Richard R. Gascoigne	Director	November 4, 2016

/s/ Matthew Frymier Matthew Frymier	Director	November 4, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation [1]

4.2	Amended and Restated Code of Regulations of Preformed Line Products Company [1]

4.3	Description of Specimen Share Certificate [1]

5.1	Opinion of Baker & Hostetler LLP.

10.1

Preformed Line Products Company 2016 Incentive Plan (previously filed as Appendix A to the Registrant’s Proxy Statement for its 2016 Annual Meeting, Schedule 14A (File No. 000-31164), filed on March 17, 2016 and incorporated herein by reference).

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

[1]	Incorporated by reference from the Company’s Registration Statement on Form 10 under the Exchange Act filed with the Commission on April 30, 2001, as amended by Amendment Nos. 1, 2 and 3.